Exhibit A
                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of February 23, 1998, between SPARTA FOODS, INC., a Minnesota corporation (the "Company"), and HARVEST STATES COOPERATIVES, a Minnesota corporation ("Harvest States").

         WHEREAS, the Company wishes to raise additional capital for its general corporate purposes; and

         WHEREAS, the Company has 1,000,000 authorized shares of undesignated preferred stock; and

         WHEREAS, Harvest States desires to purchase shares of a series of the Company's preferred stock having the characteristics described herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Authorization of Securities. The Company proposes to authorize, issue and sell an aggregate of 2,500 shares of a series of its preferred stock designated "Preferred Stock, Series 1998" of the par value $1,000.00 per share (the "Preferred Stock") and having the relative rights and preferences set forth in Exhibit A. On or before the closing date, the Company shall cause a statement of designations in the form of Exhibit A to be filed with the Secretary of State of the State of Minnesota.

         2. Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, the Company agrees to sell to Harvest States, and Harvest States agrees to purchase from the Company, 2,500 shares of the Preferred Stock at a purchase price equal to $1,000.00 per share (an aggregate purchase price of $2,500,000).

         3. Closing. The closing of the purchase and sale of the Preferred Stock hereunder (the "Closing") will be held at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402 on February 24, 1998 or at such other place and at such time and date as the Company and Harvest States may agree (the "Closing Date").

         4. Conditions to Closing.

         (a) Conditions to Harvest States's Obligations. The obligation of Harvest States to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing
Date:

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                  (i) The representations and warranties set forth in Section 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

                  (ii) The Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Closing;

                  (iii) The Company shall have filed with the Secretary of State of the State of Minnesota a certificate of designations describing the rights and preferences of the Preferred Stock purchased by the Company pursuant to this Agreement;

                  (iv) Harvest States shall have received from counsel for the Company a written opinion, dated as of the Closing Date, addressed to Harvest States and satisfactory to Harvest States's counsel, in form and substance substantially as set forth in Exhibit B;

                  (v) On the Closing Date, the Company shall have delivered to Harvest States all of the following:

                           (1) certificates of the officers of the Company or
                  other persons satisfactory to Harvest States, dated the Closing Date, stating that the conditions precedent set forth in subsections (i) and (ii) above have been satisfied;

                           (2) a duly issued certificate dated the Closing Date
                  and registered in the Company's name representing the Preferred Stock.

                  (vi) Such other certificates, documents and instruments as Harvest States reasonably requests related to the transactions contemplated hereby.

         (b) Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing
Date:

                  (i) The representations and warranties set forth in Section 6 hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date

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         (other than the date hereof) shall only need to have been true on and as of such date;

                  (ii) Harvest States shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

                  (iii) Harvest States will pay to the Company an aggregate purchase price of $2,500,000 by certified check or wire transfer.

         5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Harvest States:

                  (a) Organization, Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required to be qualified and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to authorize, issue and sell the Preferred Stock as contemplated by this Agreement and to enter into and carry out the provisions of this Agreement.

                  (b) Minnesota Business Corporation Act. As contemplated by Minnesota Statutes, Section 302A.673, the Company has formed a committee composed of all of the Board's disinterested directors, which Committee has approved the acquisition of Preferred Stock to be made pursuant to this Agreement on the Closing Date and thereafter, and accordingly, such Section does not impose any limitation on a business combination or other transaction contemplated thereby with Harvest States.

                  (c) Subsidiaries, Etc. The Company owns all of the outstanding shares of capital stock of La Canasta of Minnesota, Inc. ("La Canasta"). As of the date hereof, the Company does not have any direct or indirect ownership interest in any other corporation, partnership, joint venture, association or other business enterprise. Each of the representations and warranties set forth in this Section 5, paragraphs
         (a), (h), (m), (n), (o), (p), (q), (u), (v), (w) and (y) are made with respect to La Canasta.

                  (d) Corporate Authorization. This Agreement has been authorized by all necessary corporate action, has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. All corporate action necessary to the authorization, creation, issuance and delivery of the Preferred Stock has been taken by the Company. The Preferred Stock, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and

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         nonassessable, free from preemptive rights and shall be free from any pledge, lien, encumbrance or restriction known to or caused or created by the Company other than restrictions on transfer under state and/or federal securities laws and issued in compliance with all state and federal securities laws. Upon conversion of the Preferred Stock into common stock, $.01 par value per share, of the Company (the "Common Stock") in accordance with the terms of the Preferred Stock, the Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free from any pledge, lien, encumbrance or restriction known to or caused or created by the Company other than state and/or federal securities laws.

                  (e) Consents; Approvals. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by, notices to or filing with any governmental body, agency, official or authority or any third party.

                  (f) Non-Contravention. The authorization, issuance and sale of the Preferred Stock and the execution, delivery and performance by the Company of this Agreement does not and will not (i) contravene or conflict with the articles of incorporation or bylaws of the Company,
         (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its properties or assets, (iii) constitute a default under or give rise to a right of termination, cancellation, restriction or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon or applicable to the Company or any of its properties or assets or any license, franchise or permit or other similar authorization held by or applicable to the Company or (iv) result in the creation of imposition of any Lien on any asset of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or restriction of any kind in respect of such asset.

                  (g) Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock of which 6,798,637 shares are issued and outstanding as of the date hereof (without giving effect to this Agreement and the transactions contemplated thereby) and 1,000,000 shares of undesignated preferred stock, 2,500 shares of which are designated Preferred Stock, Series 1998, none of which are outstanding as of the date hereof. As of the date hereof, 266,333 shares of Common Stock are reserved for issuance pursuant to the Company's Amended and Restated Stock Option Plan (the "Plan"), pursuant to which options to purchase 1,033,667 shares of Common Stock are outstanding. In addition, options to purchase 70,000 shares of Common Stock are outstanding but not issued pursuant to a plan. As of the

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         date hereof, 3,634,208 shares of Common Stock are reserved for issuance pursuant to the exercise of outstanding warrants. All applicable provisions of such warrants are contained in exhibits as incorporated by reference to the Company's annual report on Form 10-KSB for its fiscal year ended September 30, 1997 ("1997 10-KSB"), and, except for the options not issued under the Plan, all outstanding stock options are in the form contained in Exhibit 10-1 to the 1997 10-KSB. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, are free from preemptive rights and were issued in compliance with all state and federal securities laws. Except as set forth in this section, there are outstanding (i) no other shares of capital or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no other options or other rights to stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

                  (h) Outstanding Debt. Except for borrowings of $5,925,093 outstanding as of February 23, 1998 incurred in the ordinary course of business, the Company does not have any indebtedness incurred as the result of a direct borrowing of money. The Company is not in default in the payment of the principal of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  (i) SEC Filings.

                           (a) The Company has filed all reports, schedules,
                  forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since October 1, 1994. The Company has delivered to Harvest States true and correct copies of (i) its 1997 10-KSB,
                  (ii) its quarterly report on Form 10-QSB for the three-month period ended December 31, 1997, (iii) its proxy statement for the next regular meeting of shareholders, (iv) its last annual report to shareholders and (v) all of its other reports, statements, schedules and registration statements filed by the Company with the SEC since September 30, 1997 (including all exhibits filed therewith or incorporated by reference therein, except exhibits 11, 23, 24 and 27) (collectively, "SEC Reports").

                           (b) Except to the extent that information contained
                  in any SEC Report has been revised or superseded by a later-filed SEC Report, as of the date of this Agreement, none of the SEC Reports contains any untrue

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                  statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports.

                  (j) Financial Statements. Except to the extent that information contained in any SEC Report has been revised or superseded by a later-filed SEC Report, the audited financial statements and unaudited interim financial statements of the Company included in its annual reports on Form 10-KSB and the quarterly reports on 10-QSB are true and correct and fairly present, in conformity with generally accepted accounting principles (except that the unaudited interim financial statements may not contain all notes), applied on a consistent basis (except as may be indicated on the notes thereto), the financial position of the Company as of the dates thereof and results of operations and cash flows for the periods then ended (subject to non-material normal year-end adjustments in the case of any interim financial statements). For the purposes of this Agreement, "Balance Sheet" means the Company's balance sheet as of September 30, 1997, including the notes thereto, as set forth in the Company's Form 10-KSB and "Balance Sheet Date" means the date of the Balance Sheet. Except and to the extent set forth in the Balance Sheet, the Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred after the Balance Sheet Date in the ordinary course of business.

                  (k) Tax Returns and Audits. All required federal, state and local tax returns have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. The Company does not have any tax liabilities except those reflected on the Balance Sheet or incurred since the Balance Sheet Date in the ordinary course of business.

                  (l) Title to Properties and Encumbrances. Except as set forth in the SEC Reports, the Company has good and marketable title to all of its properties and assets, except for property disposed of in the ordinary course of business, and such properties and assets are not subject to any lien, except (a)

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         those that are shown on the Balance Sheet, (b) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings or (c) those which do not materially affect the value of or interfere with the use made of such properties and assets. The Company occupies leased property under valid and binding leases.

                  (m) Conditions of Properties. The property, plant and equipment of the Company have been kept in good condition and repair in the ordinary course of business.

                  (n) Intellectual Property. Except as described in the SEC Reports, the Company (a) owns or has the right to use, free and clear of all liens, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others, and (d) is not using any confidential information or trade secrets of others.

                  (o) Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all material licenses, permits, authorizations, approvals, franchises and rights that are necessary for it to engage in the business currently conducted by it. The Company has no reason to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

                  (p) Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or its properties or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding, except as described in the SEC Reports. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

                  (q) Insurance Coverage. There are in full force and effect policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of such business and its resources.

                  (r) Nasdaq SmallCap Market. The issuance and sale of the Preferred Stock as contemplated by this Agreement complies with applicable Nasdaq governance standards.

                  (s) Waiver of Dividend Prohibition. The Company has obtained written waivers of any prohibition against the declaration or payment of dividends contained in any agreement to which it is a party or subject.

                  (t) No Material Adverse Change. Since the Balance Sheet Date, except as disclosed in the SEC Reports, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business.

                  (u) Compliance With Other Instruments. The Company is not, and with the giving of notice or lapse of time or both, would not be, in violation of or in default under its articles of incorporation or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound.

                  (v) Books and Records. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) ERISA. To the best knowledge of the Company, it is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as

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         defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under
         (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (x) Share Reservation. The Company has reserved 1,515,152 shares of Common Stock for issuance upon conversion of the Preferred Stock.

                  (y) Environmental, Health and Safety Laws. To the best knowledge of the Company, there does not exist any violation by the Company or any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Company or which would require a material expenditure by the Company to cure. The Company has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment.

                  (z) Disclosure. The Company has not knowingly withheld from Harvest States any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to Harvest States pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                  (aa) No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement exceeding $125,000 in the aggregate.

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         6. Representations and Warranties of Harvest States. Harvest States
hereby makes the following representations and warranties to the Company:

                  (a) Investment Intent. The Preferred Stock is being purchased for investment for Harvest States's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Harvest States understands that the Preferred Stock has not been registered under the Securities Act or any state securities laws by reason of its contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by Harvest States. Harvest States further understands that the Preferred Stock may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

                  (b) Location of Principal Office, Qualification as an Accredited Investor, Etc. Harvest States's principal office is located is the state of Minnesota. Harvest States qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act. Harvest States acknowledges that the Company has made available to it at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to it. Harvest States (a) is able to bear the loss of its entire investment in the Preferred Stock without any material adverse effect on its business, operations or prospects, and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.

                  (c) Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of Harvest States, has been duly executed and delivered by Harvest States and is a valid and binding agreement of Harvest States enforceable against Harvest States in accordance with its terms.

                  (d) No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by Harvest States, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

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         7. Covenant of Harvest States. Harvest States agrees that if, contrary to its intentions set forth in Section 6 above, it should later desire to dispose of or transfer any of the Preferred Stock in any manner, it will not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Preferred Stock pursuant to the Securities Act and applicable state laws or (ii) registration of such Preferred Stock pursuant to the Securities Act and applicable state laws.

         8. Affirmative Covenants of the Company. The Company agrees as follows:

                  (a) Corporate Existence. The Company will maintain its corporate existence in good standing, its qualification to do business in requisite jurisdictions and its rights and privileges and will use its best efforts to comply with all material laws and regulations of the United States or of any state or political subdivision thereof and of any government authority applicable to it.

                  (b) Books of Account and Reserves. The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the SEC. The Company will have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the SEC in effect at such time with respect to reports or opinions of accountants.

                  (c) Furnishing of Financial Statements and Information. The Company will deliver to Harvest States:

                           (i) as soon as available, but in any event within 30
                  days after the close of each month, an unaudited balance sheet of the Company as of the end of such month, together with the related statements of consolidated operations for each such month, which statements of consolidated operations shall include a comparison of actual results of operations to budget on a monthly and a year-to-date basis;

                           (ii) as soon as available, but in any event within 90
                  days after the end of each fiscal year, a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, shareholders' equity and cash flows for such fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                           (iii) within 15 days after the Company learns of the
                  commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

                           (iv) promptly after the submission thereof to the
                  Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company made by such accountants;

                           (v) promptly upon transmission thereof, copies of all
                  reports, proxy statements, registration statements and notifications filed by it with the SEC pursuant to any act administered by the SEC or furnished to shareholders of the Company or to any national securities exchange;

                           (vi) concurrently with the delivery in each year of
                  the financial statements referred to in Section 8(c)(ii), a statement and report signed by the independent public accountants who certified such financial statements to the effect that they have read this Agreement and that in the course of the audit upon which such certificate was based they have become aware of no condition or event which constituted an Event of Default under Section 11 or which, after notice or lapse of time or both, would constitute an Event of Default or if such accountants did become aware of such condition or event, specifying the nature and period of existence thereof;

                           (vii) with reasonable promptness, such other
                  financial data relating to the business, affairs and financial condition of the Company as is available to the Company and as from time to time Harvest States may reasonably request, except for any pricing information or financial data reasonably related to Harvest States's ongoing customer relationship with the Company.

         Any requirement pursuant to this paragraph (c) may be satisfied by delivery of any filings made with the SEC to the extent such filings contain information satisfying the requirement of this paragraph.

                  (d) Inspection. The Company will permit Harvest States, through its representatives designated by it, to visit and inspect, at Harvest States's expense, any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances and accounts with its officers, lawyers and accountants, except with respect to engineering data and other technical information that is not public knowledge, all to such reasonable extent and at such reasonable times and intervals as Harvest States may reasonably request. Notwithstanding the foregoing, the Company shall not provide to Harvest States any pricing information or financial data reasonably related to Harvest States's ongoing customer relationship with the Company. That certain Confidentiality Agreement dated August 22, 1997 (the "Confidentiality Agreement") shall be applicable to all information obtained by Harvest States or its representatives under Section 8(c) or 8(d), except paragraphs 2 and 3 on page 2 and paragraph 1 on page 3 of the Confidentiality Agreement which, up to the Closing of this Agreement shall be of no further force and effect. Any information received by designees of Harvest States or the holders of the Preferred Stock in their capacities as directors may be disclosed to Harvest State; PROVIDED, HOWEVER, that if the Company provides to such designees an opinion of counsel that any proposed disclosure pertaining to any current case or controversy may jeopardize the attorney-client privilege pertaining thereto, then such designees shall not disclose such information to Harvest States.

                  (e) Closing Conditions. The Company shall take no action that would result in the failure to satisfy a closing condition for the purchase of any securities and shall use its best efforts to assure that all conditions to the purchase of any securities hereunder are satisfied.

                  (f) Shareholder Meeting. At a meeting to be held no later than March 31, 1999, the Company will recommend to its shareholders, and will use its best efforts to obtain the approval of its shareholders at such meeting for, an amendment to its articles of incorporation to opt out of Section 302A.671 of the Minnesota Business Corporation Act. In connection therewith, an appropriate proxy statement will be prepared by the Company that will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (g) Listing and Reservation of Shares. As soon as practicable after the receipt of a written request by Harvest States, the Company will apply for, and use its best efforts to obtain, listing on the Nasdaq SmallCap Market of all shares of Common Stock that may be issued upon conversion of the Preferred Stock. The Company will reserve at all times a sufficient number of shares of Common Stock for issuance upon conversion of the then outstanding Preferred Stock.

                  (h) Sale of Company. In its discretion, the Company may enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books and records to, any corporation, partnership or other person or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of all or any part of the Company's capital stock or a merger, consolidation or statutory share exchange involving the Company or any subsidiary of the Company or sale or spin-off of all or a substantial portion of the assets of the Company or any subsidiary of the Company which is material to the Company and its subsidiary taken as a whole, or a liquidation or a recapitalization of the Company, or any similar transaction provided that the Company will (i) inform Harvest States in writing of the existence of discussions or negotiations in connection with an Acquisition Proposal and any request or inquiry for information about the Company if it reasonably believes such inquiry or request is in connection with an Acquisition Proposal, (ii) furnish information or provide access with respect to the Company to such extent such information is furnished or access is provided to outside parties,
         (iii) if requested by Harvest States, negotiate with Harvest States for a period of one month commencing the day after Harvest States receives written notice pursuant to clause (i) of any Acquisition Proposal, (iv) give a reasonable opportunity to Harvest States to make an Acquisition Proposal, (v) not enter into any exclusive arrangement, lockup or other similar device prior to the expiration of such one-month period and
         (vi) keep Harvest States reasonably informed of the status of any such request, inquiry or Acquisition Proposal.

                  (i) Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                           (i) in case the Company shall consolidate with or
                  merge into another corporation, trust or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Acquiror") shall be a trust, corporation or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental agreement to this Agreement, this Agreement and in form reasonably satisfactory to Harvest States and its counsel and the performance of every covenant of this Agreement in the part of the Company to be performed or observed.

                           (ii) immediately after giving effect to such
                  transaction, the Company shall remain in compliance with this Agreement.

                  Upon any consolidation or merger of the Company with or into any other corporation, trust or other entity or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any person in accordance with this
         Section 8(j), the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor person had been named as the Company herein, and thereafter the predecessor person shall be relieved of all obligations and covenants under this Agreement.

                  (j) Insurance. The Company will maintain in force and effect such property damage, public liability, business interruption, product liability, product recall, worker's compensation, indemnity bonds and other types of insurance as the Company, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business.

                  The Company shall use its best efforts to keep in effect directors' and officers' liability insurance on terms substantially as favorable to its directors as its existing coverage.

                  All such insurance policies shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors. All such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company or any subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

                  (k) Taxes and Assessments. The Company will pay and discharge and will cause its subsidiary to pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against the Company or its subsidiary, or any of their respective properties, and all other material liabilities at any time existing, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any material adverse effect upon the financial condition of the Company or its subsidiaries, or the loss of any right of redemption from any sale thereunder and (ii) the Company or its subsidiary shall have set aside on its books adequate reserved with respect thereto.

                  (l) Governmental Consents. To the extent not already obtained, the Company will obtain all consents, approvals, licenses and permits required by federal, state, local and foreign law to carry on its business.

                  (m) SEC Reports. So long as the Company is subject to the periodic reporting requirements under the Exchange Act, the Company shall file all reports required by the Exchange Act in a timely manner.

                  (n) Regulation D Filings. The Company will file on a timely basis all notices of sale required to be filed with the SEC pursuant to Regulation D under the Securities Act with respect to the transactions contemplated by this Agreement.

                  (o) Rule 144. The Company will comply with the current public information requirements of Rule 144(c)(1) under the Securities Act. At all such times as Rule 144 is available for use by Harvest States, the Company will furnish Harvest States upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

                  (p) Shareholder Rights Plan. The Company shall not distribute with respect to the shares of the Common Stock any rights to acquire any other securities of the Company which may be commonly considered a part of a shareholder rights or similar plan.

                  (q) Listing Requirements. The Company will use its best efforts to preserve the listing of its shares of Common Stock on the Nasdaq SmallCap Market or another national market or exchange.

                  (r) Subsidiaries. The Company shall cause its subsidiary corporation to comply with the covenants set forth in this Section 8, paragraphs (a), (b), (i), (j), (k) and (m).

                  (s) Right to Appoint One Director. The maximum number of directors has been increased by the Company's board of directors to eight directors, six director positions of which will be filled at the annual meeting of shareholders to be held February 26, 1998 (the "Annual Meeting"). Immediately following the Annual Meeting, the Company will elect Harvest States's designee as a director. For so long as Harvest States owns no less than 10% of the outstanding Preferred Stock, the Company agrees to use its best efforts to nominate as a director and elect Harvest States's nominee as a director.

         9. Negative Covenants of the Company.

                  (a) The Company will not:

                           (i) amend its Articles of Incorporation or Bylaws in
                  any manner that adversely affects, directly or indirectly, Harvest States;

                           (ii) unless approved by the Board of Directors of the
                  Company, engage in any business other than businesses engaged in by the Company on the date hereof or businesses similar thereto;

                           (iii) unless approved by the Board of Directors of
                  the Company, sell, lease or otherwise dispose of any material assets other than in the ordinary course of business;

                           (iv) enter into any new agreement or amend any
                  existing agreement that by its terms would impair the Company's performance of its obligations pursuant to this Agreement or any agreement contemplated hereby;

                           (v) enter into any agreement with any holder or
                  prospective holder of any securities of the Company granting to such holder preemptive rights or special voting rights; or

                           (vi) amend its articles of incorporation and bylaws
                  to adversely affect the limitation of liability or the indemnification rights now afforded directors of the Company.

                  (b) Issuances of Voting Securities.

                           (i) Other than a bona fide public offering, an
                  acquisition or similar transaction involving a going concern or pursuant to options and warrants outstanding on the date hereof, for a period of two years from the date of this Agreement, the Company shall not issue, grant or sell any Common Stock or other securities entitled to vote generally for the election of directors ("Voting Securities"), or securities convertible into Voting Securities, or options, warrants or other rights to acquire Voting Securities ("Rights to Acquire Voting Securities") in any transaction where the purchaser together with its affiliates and other persons acting in concert with such purchaser, including, but not limited to, all members of a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Group"), other than Harvest States and its affiliates, would, after the completion of such transaction, own ten percent (10%) or more, in the aggregate, of all outstanding Voting Securities (assuming the exercise of all outstanding Rights to Acquire Voting Securities held by such purchaser, its affiliates and other persons acting in concert with such purchaser, including, but not limited to, all members of a Group).

                           (ii) All Voting Securities shall (1) be convertible
                  into Common Stock at a conversion ratio at the time of issuance of not less than one share of Common Stock for each share of such Voting Security and (2) not have more than one vote per share.

                  (c) Status of Dividends. The Company shall not take any action that would require or permit, or could reasonably be expected to require or permit, the Company to treat the dividends on the Common Stock or any part thereof as deductible interest payments on its books or its federal, state or local income tax returns and shall take no such action which would require or permit, or could reasonably be expected to require or permit, the Company to treat the dividends on the Common Stock or any part thereof as deductible under any provision of the Code, whether now in effect or hereafter enacted or adopted, unless, in either case, such action would not result in denial of the dividends received deduction presently provided by Section 243(a)(1) of the Code (the "Dividends Received Deduction") or any successor dividends received deduction provided by a similar successor provision of the Code (a "Successor Dividends Received Deduction") to any holder of Preferred Stock who would otherwise be eligible to claim such deduction. In addition, the Company shall not take any action that could reasonably be expected to cause the Dividends Received Deduction or a Successor Dividends Received Deduction to be eliminated or reduced with respect to dividends on the Common Stock. The agreements contained in this section shall be inapplicable if the Code shall be amended after delivery of the Preferred Stock in such a manner as to provide that dividends on the Common Stock may not be treated as dividends for federal income tax purposes or to permit all or a portion of the dividends on the Preferred Stock to be deducted by the Company without causing the Dividends Received Deduction or a Successor Dividends Received Deduction to be unavailable to any holder of Preferred Stock.

                  (d) Limitation on Option Grants. During the five years ending September 30, 2002, the Company will not issue options, warrants or similar rights to purchase more than 200,000 shares of Common Stock or securities convertible into or exercisable for Common Stock, in any year on a cumulative basis, to employees, officers, directors or consultants to the Company or its subsidiary, and any exercise or conversion price shall not be less than fair market value on the date of grant.

         10. Registration Rights.

                  (a) Demand Registration. If, at any time after the first anniversary of the Closing Date, the Company receives a written request therefor from the holders of a majority of the Preferred Stock, the Company shall prepare and file a registration statement under the Securities Act covering the Preferred Stock and the shares of Common Stock into which the shares of Preferred

         Stock are convertible (the "Purchased Shares") and shall use its best efforts to cause such registration statement to become effective. The Company shall be obligated to prepare, file and cause to become effective only one (1) registration statement pursuant to this Section 10(a). In the event that (i) Harvest States determines for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the SEC, and Harvest States requests the Company to withdraw such registration statement, if theretofore filed with the SEC, with respect to the Purchased Shares covered thereby and (ii) Harvest States agrees to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Shares, then Harvest States shall not be deemed to have exercised its right to require the Company to register Purchased Shares pursuant to this Section 10(a).

                  (b) Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement, on Forms S-1, SB-2 or S-3, excluding post-effective amendments to Company registration statements currently effective, under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to Harvest States. Upon the written request of Harvest States given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Shares, Harvest States has so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Harvest States to be so registered; provided, however, that (i) nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it and (ii) if the Company determines not to proceed with a registration after the registration statement has been filed with the SEC and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of Harvest States if it wishes to proceed with a public offering of its securities and Harvest States will bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. If any registration pursuant to this section shall be underwritten in whole or in part, the Company may require that the Purchased Shares requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Purchased Shares requested for inclusion pursuant to this section would constitute more than twenty-five percent (25%) of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Shares originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Shares otherwise to be included in the underwritten public offering may be reduced; provided, however, that after any such required reduction the Purchased Shares to be included in such offering shall constitute at least twenty-five percent (25%) of the total number of shares to be included in such offering. Those shares of Purchased Shares which are thus excluded from the underwritten public offering shall be withheld from the market by Harvest States thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  (c) Registration Procedures. If and whenever the Company is required by the provisions of Section 10(a) or 10(b) to effect the registration of any Purchased Shares under the Securities Act, the Company shall:

                           (i) prepare and file with the SEC a registration
                  statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three (3) months;

                           (ii) prepare and file with the SEC such amendments to
                  such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three (3) months;

                           (iii) furnish to Harvest States and to the
                  underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Harvest States and underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (iv) use its best efforts to register or qualify the
                  securities covered by such registration statement under such state securities or blue sky laws of the State of Minnesota and five other states, except that Harvest States may request such other states in which the Company will register and bear such fees and expenses in connection with such registration, as Harvest States may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (v) notify Harvest States participating in such
                  registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi) notify Harvest States promptly of any request by
                  the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (vii) prepare and file with the SEC, if necessary,
                  promptly upon the request of Harvest States, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Harvest States (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Shares by Harvest States;

                           (viii) prepare and promptly file with the SEC, if
                  necessary, and promptly notify Harvest States of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                           (ix) advise Harvest States, promptly after it shall
                  receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (x) not file any amendment or supplement to such
                  registration statement or prospectus to which Harvest States shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

                           (xi) at the request of Harvest States, furnish on the
                  effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (a) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to Harvest States making, covering such matters as such underwriters and Harvest States may reasonably request, in which opinion such counsel shall state (without limiting the generality of the foregoing) that (1) such registration statement has become effective under the Securities Act; (2) to the best of such counsel's knowledge no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (3) the registration statement and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein); (4) to the best of the knowledge of such counsel neither the registration statement nor any amendment nor supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to financial statements contained therein); (5) the description in the registration statement or any amendment or supplement thereto of legal and governmental proceedings and contracts are accurate and fairly present the information required to be shown; and (6) such counsel does not know of any legal or governmental proceedings, pending or threatened, required to be described in the registration statement or any amendment or supplement thereto which are not described as required nor of any contracts or documents or instruments of the character required to be described in the registration statement or amendment or supplement thereto or to be filed as exhibits to the registration statement, which are not described or filed as required; and (b) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to Harvest States making such request, covering such matters as such underwriters and Harvest States may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

                  (d) Expenses. With respect to any registration, including registrations pursuant to Form S-3, requested pursuant to section 10(a) (except as otherwise provided in such section with respect to registrations voluntarily terminated at the request of Harvest States and except with respect to any underwriter's expense on any registration using Form S-3 that is underwritten) and with respect to each inclusion of shares of Purchased Shares in a registration statement pursuant to section 10(b) (except as otherwise provided in section 10(b) with respect to registrations terminated by the Company), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or Harvest States are required to bear such fees and disbursements), all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Harvest States, underwriting discounts and commissions and transfer taxes for Harvest States and any other expenses incurred by Harvest States not expressly included above shall be borne by Harvest States.

                  (e) Indemnification. In the event that any Purchased Shares are included in a registration statement under sections 10(a) or 10(b):

                           (i) The Company will indemnify and hold harmless
                  Harvest States and any underwriter (as defined in the Securities Act) for Harvest States and each person, if any, who controls Harvest States or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which Harvest States or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Harvest States, such underwriter or such controlling person.

                           (ii) Harvest States will indemnify and hold harmless
                  the Company, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by Harvest States.

                           (iii) Promptly after receipt by an indemnified party
                  pursuant to the provisions of paragraph (a) or (b) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (a) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  (f) Registration Rights of Transferees. The registration rights granted to Harvest States pursuant to this Section 10 shall also be for the benefit of, and enforceable by, any subsequent holder of Purchased Shares, whether or not any express assignment of such rights to any such subsequent holder is made, so long as such subsequent holder acquires at least twenty percent (20%) of the Purchased Shares then outstanding.

         11. Default.

                  (a) Events of Default. An Event of Default means a default in the due and punctual performance or observance of any covenant contained in Sections 8, 9 and 10 of this Agreement continuing for a period of no less than 15 days after written notice thereof is delivered to the Company by any holder of the Preferred Stock.

                  (b) Notice of Defaults. When any default has occurred or exists, the Company shall give written notice within three business days of such default to each holder of Preferred Stock. If the holder of any Preferred Stock shall give any notice or take any other action in respect of a claimed Event of Default, the Company shall promptly give written notice thereof to all other holders of Preferred Stock, describing such notice or action and the nature of the claimed Event of Default.

                  (c) Suits for Enforcement. In addition to any rights they may have under the Company's articles of incorporation, in case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in
         Section 12, the holders of a majority of the Preferred Stock may proceed to protect and enforce their rights under this Section 11 by suit in equity or action at law. It is agreed that in the event the holders of Preferred Stock prevail in such action, such holders of Preferred Stock shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

                  (d) Remedies Cumulative. No right, power or remedy conferred upon any holder of Preferred Stock shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

                  (e) Remedies Not Waived. No course of dealing between the Company or any holder of the Preferred Stock and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; PROVIDED, HOWEVER, that this section shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

         12. Miscellaneous.

                  (a) Entire Agreement. This Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior arrangements and understandings, both written and oral, with respect thereto.

                  (b) Waivers, Amendments and Approvals. With the written consent of a majority of the holders of the Preferred Stock, the obligations of the Company under this Agreement may be waived or Harvest States and the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of Harvest States under the terms of this Agreement; PROVIDED, HOWEVER, that no such waiver or supplemental agreement shall amend the terms of the Preferred Stock. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given pursuant to this Section 14.

                  (c) Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 12(b).

                  (d) Survival of Representations and Warranties, Etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Harvest States or on its behalf, and the sale and purchase of the Preferred Stock and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement (other than legal opinions) or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

                  (e) Headings. The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  (f) Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdictions to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (g) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that except by operation of law and as permitted by the Company pursuant to Section 8(i) of this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of the other party hereto.

                  (h) Dilution. In the event of a subdivision, split, combination or reclassification of the Common Stock, the share and price numbers and calculations set forth in this Agreement shall be appropriately adjusted.

                  (i) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

                  (j) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereof and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  (k) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if (i) delivered personally, by courier or by mail or (ii) transmitted by facsimile, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  if to the Company, to:

                             Sparta Foods, Inc.
                             1565 First Avenue N.W.
                             New Brighton, MN 55112
                             Telecopy: (612) 697-0600
                             Attention: A. Merrill Ayers

                       with copies to:

                             Fredrikson & Byron, P.A.
                             1100 International Centre
                             900 Second Avenue South
                             Minneapolis, Minnesota 55402-3397
                             Telecopy: (612) 347-7077
                             Attention: Thomas R. King


                  (ii) if to Harvest States, to

                             Harvest States Cooperatives
                             1667 North Snelling Avenue
                             St. Paul, Minnesota 55108
                             Telecopy: (612) 641-6832
                             Attention: Thomas F. Baker
                                        Debra A. Thornton

                       with a copy to

                             Dorsey & Whitney LLP
                             220 South 6th Street
                             Minneapolis, Minnesota 55402
                             Telecopy: (612) 340-8738
                             Attention: William B. Payne, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      SPARTA FOODS, INC.


                                      By    /s/ Joel P. Bachul
                                         ----------------------------------
                                        Its President and CEO
                                            -------------------------------



                                      HARVEST STATES COOPERATIVES


                                      By    /s/ T. F. Baker
                                        -----------------------------------
                                        Its Group Vice President--Finance
                                            -------------------------------

                                                                       Exhibit A

                               SPARTA FOODS, INC.

                               ------------------

                           CERTIFICATE OF DESIGNATIONS
                                       FOR
                          PREFERRED STOCK, SERIES 1998

                               ------------------

         The undersigned, being the Chief Executive Officer of Sparta Foods, Inc., a Minnesota corporation (the "Company"), in accordance with Minnesota Statutes, Section 302A.401, Subd. 3(b), certifies that:

         Pursuant to the authority vested in the Board of Directors of the Company by the Articles of Incorporation of the Company, the Board of Directors on February 11, 1998, in accordance with Minnesota Statutes, Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of the Company's Preferred Stock, to be designated as its Preferred Stock, Series 1998:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the "Board of Directors") by the Articles of Incorporation of the Company, the Board of Directors hereby establishes a series of Preferred Stock of the Company and hereby states the designation and number of shares, and fixes the relative rights and preferences, of such series of shares as follows:

                          PREFERRED STOCK, SERIES 1998

         SECTION 1. DESIGNATION; NUMBER OF SHARES. The shares of such series shall be designated as "Preferred Stock, Series 1998" (the "Preferred Stock"), and the number of shares constituting the Preferred Stock shall be 2,500.

         SECTION 2. PAR VALUE; NO CUMULATIVE VOTING; NO PREEMPTIVE RIGHTS. The Preferred Stock shall have a par value of $1,000.00 per share. As provided in
Article III, Sections 3.4 and 3.6, of the Company's Articles of Incorporation, holders of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Company.

         SECTION 3. RANK. The Preferred Stock shall rank prior to all of the Company's Common Stock, par value $.01 per share (the "Common Stock"), now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         SECTION 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cash dividends at the rate of 5% per annum per share, or, at the option of the Company, dividends of shares of Preferred Stock at the rate of 7.5% (based on the liquidation preference of the Preferred Stock) per annum per share; provided, however, after a Change of Control (as defined in Section 9) or such time as there ceases to be a majority of the Board of Directors comprised as Continuing Directors (as defined in this Section 9) (other than pursuant to an agreement or arrangement authorized, approved or acquiesced in by the Company's Board of Directors), the dividend rate shall be 15% per annum, in cash. Such dividends shall be fully cumulative, shall accumulate without interest from the date of original issuance of the Preferred Stock and shall be payable semi-annually in arrears in cash on each January 1 and July 1 commencing July 1, 1998 (provided, that if any such date is a Saturday, Sunday or legal holiday in the place where such dividend is to be paid, then such dividend shall be payable without interest on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors. Such record dates shall be not more than 60 nor less than 10 days preceding the respective dividend payment dates. The amount of dividends payable per share of Preferred Stock for each full semi-annual dividend period shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and for any other period shorter than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Company ranking junior as to payment of dividends to the Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"), shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Company of, any shares of Junior Dividend Stock unless and until all accumulated and unpaid dividends on the Preferred Stock, including the full dividend for the then-current semi-annual dividend period, shall have been paid or declared and set apart for payment.

         No full dividends shall be paid or declared and set apart for payment on any capital stock of the Company ranking, as to payment of dividends, on a parity with the Preferred Stock (such capital stock being referred to herein as "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Preferred Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on any Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Preferred Stock and any Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Preferred Stock and Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and Parity Dividend Stock bear to each other.

         Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000.00 per share, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Company ranking junior as to liquidation rights to the Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Liquidation Stock"). The entire assets of the Company available for distribution shall be distributed ratably among the holders of the Preferred Stock as to liquidation rights with the Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preference of the shares of the Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Company for purposes of this
Section 5.

         SECTION 6. REDEMPTION AT OPTION OF THE COMPANY. (a) The Company, at its option, may, on or after February 23, 2001, redeem at any time all, or from time to time any portion, of the Preferred Stock on any date set by the Board of Directors, at a cash price equal to $1,100.00 per share plus, in each case, an amount per share in cash equal to all dividends on the Preferred Stock accumulated and unpaid on such share, whether or not declared, to the date fixed for redemption (such sum being hereinafter referred to as the "Redemption Price").

         In case of the redemption of less than all of the then outstanding Preferred Stock, the Company shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Company shall not redeem less than all of the Preferred Stock at any time outstanding until all dividends accumulated and in arrears upon all Preferred Stock then outstanding shall have been paid for all past dividend periods.

         Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the stock books of the Company. Each such notice of redemption shall specify the date fixed for redemption; the redemption price; the place or places of payment; the then-effective Conversion Rate (as defined in Section 7); that the right of holders of Preferred Stock called for redemption to exercise their conversion right pursuant to Section 7 shall expire as to such shares at the close of business on the date fixed for redemption (provided that there is no default in payment of the Redemption Price); that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the shares of Preferred Stock; that accumulated but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption; that accumulated but unpaid dividends will not be paid in the case of a conversion of Preferred Stock; and that on and after the redemption date, dividends will cease to accumulate on such shares.

         (b) In the case of a Change of Control (as defined in Section 9 herein), the Company may redeem not less than all of the Preferred Stock no earlier than the date on which there is a Change of Control, at a cash price equal to the Redemption Price (the "Change of Control Redemption") provided that notice has been given as provided herein.

         Not more than 60 nor less than 30 days prior to the date the Company reasonably believes will be the date upon which a Change of Control will be effected, notice by first class mail, postage prepaid, shall be given to the holders of record of the Preferred Stock, addressed to such shareholders at their last addresses as shown on the stock books of the Company. Each such notice of redemption shall specify the prospective redemption date; the redemption price; the place or places of payment; the then-effective Conversion Rate (as defined in Section 7); that the prospective redemption date may be canceled at any time with proper notice by the Company (as set forth herein); that the right of holders of Preferred Stock called for redemption to exercise their conversion right pursuant to Section 7 shall expire as to such shares on the redemption date (provided that there is no default in payment of the Redemption Price); that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the shares of Preferred Stock; that accumulated but unpaid dividends to the date fixed for redemption will be paid on the date fixed for redemption; that accumulated but unpaid dividends will not be paid in the case of a conversion of Preferred Stock; and that on and after the redemption date, dividends will cease to accumulate on such shares. A holder of the Preferred Stock shall be permitted to make a conversion election conditional on and effective immediately prior to any such redemption.

         If the Company determines that the Change of Control will not be effected, not more than ten days following such date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the stock books of the Company. Each notice shall state that the Company cancels its Change of Control Redemption and that the rights and preferences of the holders of record of the Preferred Stock shall continue with respect to the Preferred Stock.

         (c) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption (other than shares that have been duly surrendered for conversion at or before the close of business on the date fixed for redemption) shall surrender the certificate or certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price without interest upon surrender of their certificates) shall terminate.

         SECTION 7. CONVERSION AT OPTION OF HOLDERS. Holders of Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Preferred Stock in any notice of redemption given pursuant to Section 6 hereof if there is no default in payment of the Redemption Price. Each share of Preferred Stock shall be convertible at the office of any transfer agent for the Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be equal to the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Each share of Preferred Stock shall initially be converted into full shares of Common Stock at the rate of 606.06 shares of Common Stock for each share of Convertible Preferred Stock, subject to adjustment from time to time as provided in Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Rate"). The "Conversion Price" means $1,000.00 divided by the Conversion Rate. Upon conversion, no adjustment or payment shall be made in respect of accumulated and unpaid dividends on the Preferred Stock surrendered for conversion.

         The right of holders of Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Company or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Preferred Stock in a name other than that of the holder of the shares of Preferred Stock being converted, nor shall the Company shall be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Company, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Company shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each share of the Preferred Stock shall be convertible as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Preferred Stock on the new basis.

         Upon the surrender of certificates representing shares of Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

         No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Company shall pay in cash an amount equal to the product of (a) the Closing Price of a share of Common Stock (as defined in the next sentence) on the last trading day before the conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if the Common Stock is not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Company.

         SECTION 8. ADJUSTMENTS TO CONVERSION RATE. Notwithstanding anything in this Section 8 to the contrary, no change in the Conversion Rate shall be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall be changed to reflect all adjustments called for by this

Section 8 and not previously made. Subject to the foregoing, the Conversion Rate shall be adjusted from time to time as follows:

                  (a) In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that holders of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Preferred Stock the right to elect the securities, cash or other assets into which the Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

                  (b) In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock into a greater number of shares,
         (iii) combine the shares of its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company which such holder would have owned or have been entitled to receive after the happening of such event had such Preferred Stock been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to this subparagraph (b) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (c) In case the Company shall at any time prior to February 23, 2001 (i), except pursuant to (A) 1,103,667 options and 3,634,208 warrants outstanding as of the date hereof or (B) securities issued in compliance with Section 9(d) of the Stock Purchase Agreement, dated February 24, 1998, between the Company and Harvest States Cooperatives (the "Stock Purchase Agreement"), issue or sell any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale,
         (ii), except for securities issued in compliance with Section 9(d) of the Stock Purchase Agreement, issue or sell any warrants, options or other rights to acquire shares of its Common Stock at a purchase price less than the Conversion Price in effect immediately prior to the time of such issuance or sale, or (iii) issue or sell any other securities that are convertible into shares of Common Stock for a purchase or exchange price less than the Conversion Price in effect immediately prior to the time of such issuance or sale then, upon such issuance or sale, the Conversion Rate shall be increased by reducing the Conversion Price to the price at which such shares of Common Stock are being issued or sold by the Company or the price at which such other securities are exercisable or convertible into shares of the Company's Common Stock, and then adjusting the Conversion Rate to $1,000.00 divided by the new Conversion Price.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants to purchase securities of the Company referred to in subparagraph (c) above, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in subparagraph (b) above), then in each such case the Conversion Rate then in effect shall be adjusted in accordance with the formula

                                               M
                                 C(1) = C  x -----
                                             M - F

         where
              C(1) = the adjusted Conversion Rate.
              C    = the current Conversion Rate.
              M    = the Current Market Price per share of Common Stock on the record date mentioned below.
              F    = the amount of such cash dividend and/or the fair market
                     value on the record date of the assets, securities, rights or warrants to be distributed divided by the number of shares of Common

                     Stock outstanding on the record date. The Board of Directors of the Company shall determine in good faith such fair market value.

         Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution.

                  (e) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (f) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (a) or (b) above, the holder of any Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) through (e) above.

Except as otherwise provided above in this Section 8, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

         Whenever the Conversion Rate is adjusted, the Company shall give notice by mail at the time of, and together with, the next dividend payment to the holders of record of Preferred Stock, setting forth the adjustment and the new Conversion Rate. Notwithstanding the foregoing notice provisions, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.

         Whenever the Company shall propose to take any of the actions specified in subparagraphs (a), (b), (c) or (d) of the first paragraph of this Section 8 which would result in any adjustment in the Conversion Rate, the Company shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Company will close or on which a record will be taken for such action to the holders of record of the outstanding Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Company to give such notice or any defect in such notice shall not affect the validity of the transaction.

         Notwithstanding any other provision of this Section 8, no adjustment in the Conversion Rate need be made (A) for a change in par value of the Common Stock not involving a subdivision or combination described in clause (ii) or
(iii) of subparagraph (b) of the first paragraph of this Section 8 or (B) after the Preferred Stock becomes convertible solely into cash (and no interest shall accrue on the cash).

         SECTION 9. PREFERRED STOCK REDEEMABLE AT OPTION OF HOLDERS. Not later than 15 days following the occurrence of a Put Event (as defined in this Section
9), the Company shall provide written notice of such occurrence by first class mail, postage prepaid addressed to each holder of record (at the close of business on the business day next preceding the day on which the notice is given) of shares of Preferred Stock (the "Put Event Notice"). At any time following the delivery of the Put Event Notice, the Preferred Stock shall be redeemable at the option of the holders of a majority of the then outstanding shares of Preferred Stock in the manner and on the terms described herein below.

         If at any time after the delivery of the Put Event Notice the holders of a majority of the outstanding shares of Preferred Stock desire to have the Company redeem the Preferred Stock, then such holders shall deliver to the Company a written notice requesting redemption properly executed by the holders of not less than a majority of the outstanding shares of Preferred Stock (the "Redemption Election Notice"). Upon receipt of the Redemption Election Notice, the Company shall redeem on the last day of the sixth full month following receipt of such Redemption Election Notice (the "Required Redemption Date") 100% of the outstanding shares of Preferred Stock. The redemption price with respect to each share of Preferred Stock to be redeemed on each Required Redemption Date shall be an amount equal to $1,000.00 per share plus, in each case, an amount per share equal to all dividends on the Preferred Stock accumulated and unpaid on such share, whether or not declared, to such Required Redemption Date (the "Required Redemption Price").

         Not more than 60 nor less than 30 days prior to the Required Redemption Date, written notice (the "Required Redemption Notice") shall be given by the Company by first class mail, postage prepaid, addressed to each holder of record (at the close of business on the business day next preceding the day on which the notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Required Redemption Price, the Required Redemption Date and the place where such Required Redemption Price shall be payable. The Required Redemption Notice shall be addressed to each holder at such holder's address as shown by the records of the Company. On or after the Required Redemption Date, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price.

Payment of the redemption price will only be made upon presentation and surrender of certificates representing the shares of Preferred Stock. From and after the close of business on the Required Redemption Date, unless there shall have been a default in the payment of the Required Redemption Price, all rights of holders of shares being redeemed (except the right to receive the Required Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company, or be deemed to be outstanding for any purpose whatsoever.

         If on any Required Redemption Date the funds of the Company legally available for the redemption of shares of Preferred Stock are insufficient to redeem the total number of outstanding shares subject to redemption, then the holders of shares of the Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would be payable with respect to the full number of shares owned by them if all such shares to be redeemed were redeemed in full. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter, when additional funds of the Company are legally available for the redemption of such shares of the Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof, for which funds are then legally available, on the basis set forth above.

         Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

         For purposes of this Section 9, "Put Event" shall mean (i) a Change of Control (as defined in this Section 9) of the Company or (ii) an Event of Default as such term is defined in the Stock Purchase Agreement.

         "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to an agreement or arrangement authorized, approved or acquiesced in by the Company's Board of Directors; provided, that, without limiting the foregoing, a "Change in Control" shall be deemed to have occurred at such time as, pursuant to an agreement or arrangement authorized, approved or acquiesced in by the Company's Board of Directors (A) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of Corporation's outstanding securities ordinarily possessing the right to vote for the election of directors ("Voting Securities") or (B) the Company disposes of all or substantially all of its assets. For purposes of this paragraph, "Continuing Directors" shall mean individuals who on the date hereof constituted the Board of Directors and any new director who subsequently was elected or nominated for election by a Board of Directors the majority of which were Continuing Directors.

         SECTION 10. NO SINKING FUND. The Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

         SECTION 11. VOTING RIGHTS. The holders of Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

                  (a) Whenever dividends on the Preferred Stock shall be in arrears in an amount equal to one semi-annual dividend payment, the holders of the Preferred Stock (voting separately as a single class) will be entitled to vote for and elect one director (in addition to any other rights any such holder may have). Such right of the holders of Preferred Stock to vote for the election of such additional director may be exercised at any annual meeting or at any adjournment thereof, at any special meeting called for such purpose as hereinafter provided or by unanimous written consent of the holders of the Preferred Stock, until dividends in default on such outstanding shares of Preferred Stock shall have been paid in full (or such dividends shall have been declared and funds sufficient therefor set apart for payment), at which time the term of office of the director elected pursuant to this
         Section 11(b) shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Company shall call, upon the written request of the holders of record of at least 10% of the outstanding shares of Preferred Stock addressed to him or her at the principal office of the Company or, if such a request is not made, upon his or her own motion, a special meeting of the holders of such shares for the election of such additional director, as provided herein. Such meeting shall be held not less than 45 or more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the by-laws of the Company for the holding of meetings of shareholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of shareholders or any special meeting in lieu thereof; provided, that at such annual meeting appropriate provisions are made to allow the holders of the Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Preferred Stock entitled to vote in such election shall be present or represented by proxy, then the authorized number of directors of the Company shall be increased by two, and the holders of Preferred Stock (voting separately as a single class) shall be entitled to elect such additional director. The director so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify, unless the term of office of the person so elected as a director shall have terminated by virtue of the payment in full of all dividends in arrears (or such dividends shall have been declared and funds sufficient therefor set apart for payment).

                  (b) If a director elected by the holders of Preferred Stock pursuant to Section 11(a) shall cease to serve as a director before his or her term shall expire, the holders of Preferred Stock then outstanding and entitled to vote for such director may, at a special meeting of such holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

         SECTION 12. CERTAIN ACTIONS NOT TO BE TAKEN WITHOUT VOTE OF HOLDERS OF PREFERRED STOCK. Without the consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock, voting separately as a class, the Company shall not authorize, create or issue any shares of any other class or series of capital stock ranking senior to the Preferred Stock as to dividends or upon liquidation. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Company's Articles of Incorporation (including any certificate of designations establishing any class or series of preferred stock of the Company) if the amendment, alteration or repeal adversely affects the rights or preferences of the Preferred Stock; provided, however, that any increase in the authorized preferred stock of the Company or the creation and issuance of any other capital stock of the Company ranking junior to the Preferred Stock shall not be deemed to materially affect such powers, preferences or special rights.

         SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Preferred Stock shall be deemed outstanding except for (a) shares of Preferred Stock held of record or beneficially by the Company or any subsidiary of the Company; (b) from the date of surrender of certificates representing Preferred Stock for conversion pursuant to Section 7, all shares of Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Section 7; (c) from the date fixed for redemption pursuant to Section 6, all shares of Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose; and (d) from the date fixed for redemption pursuant to Section 9, all shares of Preferred Stock for which the holders have exercised its put option, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

         SECTION 14. STATUS OF PREFERRED STOCK UPON RETIREMENT. Shares of Preferred Stock that are acquired or redeemed by the Company or converted pursuant to Section 7 shall return to the status of authorized and unissued shares of preferred stock of the Company without designation as to series. Upon the acquisition or redemption by the Company or conversion pursuant to Section 7 of all outstanding shares of Preferred Stock, all provisions of this Certificate of Designations shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Company shall have the power, pursuant to Minnesota Statutes, Section 302A.135, Subd. 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Company or other appropriate documents to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal of all provisions relating to the Preferred Stock and/or the cancellation of this Certificate of Designations.

         IN WITNESS WHEREOF, Sparta Foods, Inc. has caused this certificate to be signed this 24th day of February, 1998.

                                        SPARTA FOODS, INC.


                                        By
                                           -------------------------------------
                                          Its
                                              ----------------------------------

                                                                       Exhibit B

                           [FORM OF OPINION LANGUAGE]

         1. Each of the Company and La Canasta of Minnesota, Inc. (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required to be qualified and has all requisite corporate power and authority to carry on its business as now conducted, to own, lease and operate its properties and to authorize, issue and sell the Preferred Stock as contemplated by the Purchase Agreement and to enter into and carry out the provisions of the Purchase Agreement.

         2. As contemplated by Minnesota Statutes, Section 302A.673, the Company has formed a committee composed of all of the Board's disinterested directors, which Committee has approved the acquisition of Preferred Stock to be made pursuant to the Purchase Agreement on the Closing Date and thereafter, and accordingly, such Section does not impose any limitation on a business combination or other transaction contemplated thereby with Harvest States.

         3. The Company owns all of the outstanding shares of capital stock of the Subsidiary. To the best knowledge of such counsel, as of the date hereof, the Company does not have any direct or indirect ownership interest in any other corporation, partnership, joint venture, association or other business enterprise.

         4. The Purchase Agreement has been authorized by all necessary corporate action, has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. All corporate action necessary to the authorization, creation, issuance and delivery of the Preferred Stock has been taken by the Company. The Preferred Stock has been duly authorized, validly issued and outstanding, fully paid and nonassessable, free from preemptive rights, and is free from any pledge, lien, encumbrance or restriction known to or caused or created by the Company other than restrictions on transfer under state and/or federal securities laws and has been issued in compliance with all state and federal securities laws. Upon conversion of the Preferred Stock into common stock, $.01 par value per share, of the Company (the "Common Stock") in accordance with the terms of the Preferred Stock, the Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free from any pledge, lien, encumbrance or restriction known to or caused or created by the Company other than state and/or federal securities laws.

         5. The execution, delivery and performance by the Company of the Purchase Agreement and the consummation of the transactions contemplated hereby by the Company require no action by, notices to or filing with any governmental body, agency, official or authority or any third party.

         6. The authorization, issuance and sale of the Preferred Stock and the execution, delivery and performance by the Company of the Purchase Agreement does not and will not (a) contravene or conflict with the articles of incorporation or bylaws of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its properties or assets, (c) constitute a default under or give rise to a right of termination, cancellation, restriction or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon or applicable to the Company or any of its properties or assets and known to such counsel (which shall include all SEC Reports (as defined in the Purchase Agreement)) or any license, franchise or permit or other similar authorization held by or applicable to the Company and known to such counsel (which shall include all SEC Reports) or (d) result in the creation of imposition of any Lien on any asset of the Company. For purposes of the Purchase Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or restriction of any kind in respect of such asset.

         7. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock of which 6,798,637 shares are issued and outstanding as of the date hereof (without giving effect to the Purchase Agreement and the transactions contemplated thereby) and 1,000,000 shares of undesignated preferred stock, 2,500 of which are designated Preferred Stock, Series 1998, none of which are outstanding as of the date hereof. As of the date hereof, 266,333 shares of Common Stock are reserved for issuance pursuant to the Company's Amended and Restated Stock Option Plan, pursuant to which options for 1,033,667 shares of Common Stock are outstanding. In addition, options for 70,000 shares of Common Stock are outstanding but not issued pursuant to a plan. As of the date hereof, 3,634,208 shares of Common Stock are reserved for issuance pursuant to the exercise of outstanding warrants. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, are free from preemptive rights and were issued in compliance with all state and federal securities laws. Except as set forth above, to the best knowledge of such counsel, there are outstanding (i) no other shares of capital or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no other options or other rights to stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). To the best knowledge of such counsel, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

         8. To the best knowledge of such counsel, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary, or its properties or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding, except as described in its 1997 10-KSB (as defined in the Purchase Agreement). To the best knowledge of such counsel, neither the Company nor the Subsidiary is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality nor has the Company or the Subsidiary been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

         9. The issuance and sale of the Preferred Stock as contemplated by the Purchase Agreement complies with applicable Nasdaq governance standards.